EXHIBIT 99

                    PRESS RELEASE OF POCAHONTAS BANCORP, INC.

FOR IMMEDIATE RELEASE                               CONTACT:  Dwayne Powell, CEO
                                                              870-802-1700


            POCAHONTAS BANCORP, INC. ANNOUNCES FIRST QUARTER EARNINGS

Jonesboro, Arkansas, January 26, 2004, Pocahontas Bancorp, Inc. (Nasdaq-NMS:PFSL) announced earnings for the first quarter of the fiscal year ending September 30, 2004. Net income was $1.4 million for the quarter ended December 31, 2003, compared to net income of $1.2 million for the quarter ended December 31, 2002, an increase of $0.2 million or 16.6%. Basic and diluted earnings per share were $0.30 per share for the quarter ended December 31, 2003 compared to basic and diluted earnings per share of $0.28 for the same period last year.

Net interest income for the quarter ended December 31, 2003 was $5.0 million compared to $4.4 million for the quarter ended December 31, 2002, an increase of $0.6 million or 13.6%. The increase was primarily due to an increase in interest income of $0.4 million or 4.5% and a decrease in interest expense of $0.1 million or 2.2%. The Company's net interest rate spread was 3.02% for the quarter ended December 31, 2003 compared to 3.41% for the quarter ended December 31, 2002. Net interest margin was 2.94% for the quarter ended December 31, 2003 compared to 3.26% for the quarter ended December 31, 2002. The decrease was primarily due to lower yields on average interest earning assets for the quarter ended December 31, 2003 compared to the same period last year, as loans were prepaid and refinanced in the lower market rate environment.

Provision for loan losses for the quarter ended December 31, 2003 was $0.1 million compared to $0.7 million for the quarter ended December 31, 2002, a decrease of $0.6 million or 85.7%. Management has established a systematic method of periodically reviewing the credit quality of the loan portfolio in order to establish a sufficient allowance for losses on loans. The provision for loan loss for the quarters ended December 31, 2003 and 2002, reflect management's estimate of the amount of allowance for loan losses required based on management's current judgments about the credit quality of individual loans and segments of the loan portfolio. Management believes that it has appropriately identified all problem loans included in their loan portfolio and has either charged-off or provided an appropriate valuation allowance based on its estimates of collectability and credit quality of such loans. Based on presently available information, management believes that the current allowance for loan losses is adequate; however, changing economic and other conditions may require future adjustments to the allowance for loan losses.

Non-interest income decreased to $1.4 million for the quarter ended December 31, 2003 compared to $2.7 million for the quarter ended December 31, 2002, a decrease of $1.3 million or 48.1%. The decrease in non-interest income was primarily due to the $0.5 million gain on the sale of branches recognized during the quarter ended December 31, 2002, and a decrease of $0.8 million or 72.7% in the gain on sale of loans for the quarter ended December 31, 2003 to $0.3 million from $1.1 million for the quarter ended December 31, 2002. The $1.1 million gain on sale of loans for the quarter ended December 31, 2002 included the sale of a loan package that provided $0.6 million of the gain on sale of loans which in addition to a subdued refinancing environment during the quarter ended December 31, 2003 resulted in a decreased number of loans sold and therefore a lower gain on sale of loans.

Total operating expenses were $4.1 million for the quarter ended December 31, 2003, compared to $4.4 million for the quarter ended December 31, 2002, a decrease of $0.3 million or 6.8%. The decrease in operating expense was primarily the result of a decrease in compensation expense and advertising expenses during the quarter ended December 31, 2003. Compensation expense decreased due to the recognition of additional expense in 2002 related to a deferred compensation agreement entered into with a retiring officer of the Company during the quarter ended December 31, 2002. The decrease in advertising expenses during the quarter ended December 31, 2003 was the result of the Company handling the advertising campaign internally compared to the utilization of an advertising firm during the quarter ended December 31, 2002.

Total assets decreased to $745.9 million at December 31, 2003 from $763.5 million at September 30, 2003, a decrease of $17.6 million or 2.3%. The decrease was primarily the result of the sale of $12.7 million of securities, and principal payments and maturities of $18.4 million in securities, which was only partly offset by $12.4 million in securities purchases, resulting in a net decrease in investment securities of $19.8 million or 6.6%. The yield on average interest earning assets at December 31, 2003 was 5.58% compared to 6.05 % at September 30, 2003.

Total loans receivable increased to $394.2 million at December 31, 2003 from $389.0 million at September 30, 2003, an increase of $5.2 million or 1.3%. During the three-month period ended December 31, 2003 the Company sold $5.6 million of loans held for sale. Total nonperforming loans increased to $6.1 million at December 31, 2003 from $5.6 million at September 30, 2003, an increase of $0.5 million or 8.9%.

Total deposits decreased to $571.4 million at December 31, 2003 from $586.1 million at September 30, 2003, a decrease of $14.7 million or 2.5%. The change in deposits was primarily the result of the disbursement of customer's Christmas Club accounts.

Pocahontas Bancorp, Inc. is a unitary thrift holding company, which owns First Community Bank, a federally chartered savings and loan. First Community Bank conducts business from 20 offices located primarily in Northeast Arkansas. Pocahontas Bancorp's common stock is traded on the NASDAQ National Market under the symbol PFSL.


POCAHONTAS BANCORP, INC

CONDENSED CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION (Unaudited)
----------------------------------------------------------------------------------------------------------------------

                                                                                 December 31,            September 30,
                                                                                     2003                    2003
ASSETS

Cash                                                                            $  19,673,920           $  22,020,489
Cash surrender value of life insurance                                              7,419,819               7,340,618
Securities held-to-maturity, at amortized cost                                      3,083,898               5,403,862
Securities available-for-sale, at fair value                                      276,090,914             293,569,266
Trading securities, at fair value                                                   1,657,210               1,497,252
Loans receivable, net                                                             393,232,047             385,872,017
Loans receivable held for sale                                                        992,575               3,130,238
Accrued interest receivable                                                         4,330,184               5,161,006
Premises and equipment, net                                                        13,810,801              13,998,751
Federal Home Loan Bank Stock, at cost                                               5,645,300               5,583,700
Goodwill                                                                            8,847,572               8,847,572
Core deposit premiums, net                                                          7,632,549               7,880,406
Other assets                                                                        3,437,535               3,182,703
                                                                                -------------           -------------

TOTAL ASSETS                                                                    $ 745,854,324           $ 763,487,880
                                                                                =============           =============

LIABILITIES AND STOCKHOLDERS' EQUITY

LIABILITIES:
  Deposits                                                                      $ 571,365,279           $ 586,092,147
  Federal Home Loan Bank advances                                                  98,445,770             100,693,629
  Deferred compensation                                                             2,688,067               2,885,238
  Accrued expenses and other liabilties                                             3,381,160               3,899,149
  Trust preferred securities                                                       16,926,342              16,921,150
                                                                                -------------           -------------
            Total liabilities                                                     692,806,618             710,491,313

STOCKHOLDERS' EQUITY:
  Common stock                                                                         74,970                  74,970
  Additional paid-in capital                                                       56,533,430              56,533,430
  Unearned ESOP Shares                                                               (808,863)               (538,121)
  Accumulated other comprehensive income                                              219,708                 899,339
  Retained earnings                                                                21,200,661              20,199,149
                                                                                -------------           -------------
                                                                                   77,219,906              77,168,767
Less treasury stock, at cost                                                      (24,172,200)            (24,172,200)
                                                                                -------------           -------------

            Total stockholders' equity                                             53,047,706              52,996,567
                                                                                -------------           -------------

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY                                      $ 745,854,324           $ 763,487,880
                                                                                =============           =============


POCAHONTAS BANCORP, INC.

CONDENSED CONSOLIDATED STATEMENTS OF INCOME AND
  COMPREHENSIVE INCOME (UNAUDITED)
-------------------------------------------------------------------------------------------------------------------
                                                                                     Three Months Ended
                                                                                        December 31
                                                                                2003                     2002
INTEREST INCOME:
  Loans receivable                                                          $ 6,213,706              $ 6,981,531
  Investment securities                                                       3,239,810                2,064,771
                                                                            -----------              -----------
            Total interest income                                             9,453,516                9,046,302

INTEREST EXPENSE:
  Deposits                                                                    3,442,901                3,974,577
  Borrowed funds                                                                718,044                  323,139
  Trust preferred securities                                                    314,194                  338,406
                                                                            -----------              -----------
            Total interest expense                                            4,475,139                4,636,122
NET INTEREST INCOME                                                           4,978,377                4,410,180
PROVISION FOR LOAN LOSSES                                                       150,000                  745,000
                                                                            -----------              -----------
NET INTEREST INCOME AFTER
  PROVISION FOR LOAN LOSSES                                                   4,828,377                3,665,180

OTHER INCOME:
  Fees and service charges                                                      790,522                  934,510
  Gain on sale of loans                                                         350,081                1,127,845
  Gain (loss) on sale of securities                                             (12,923)                   5,496
  Trading gains, net                                                            153,222                   39,400
  Gain on sale of branches                                                            -                  513,595
  Other                                                                          92,264                   49,938
                                                                            -----------              -----------
            Total other income                                                1,373,166                2,670,783
                                                                            -----------              -----------
OPERATING EXPENSE:
  Compensation and benefits                                                   2,412,014                2,592,936
  Occupancy and equipment                                                       728,758                  618,722
  Insurance premiums                                                             70,386                   62,789
  Professional fees                                                             228,439                  270,727
  Data processing                                                               166,493                  179,379
  Advertising and donations                                                      70,366                  171,053
  Office supplies                                                                69,875                   74,643
  REO and other repossessed assets                                               64,791                  121,536
  Other                                                                         320,995                  361,089
                                                                            -----------              -----------
            Total operating expense                                           4,132,117                4,452,874
                                                                            -----------              -----------
INCOME  BEFORE INCOME TAXES                                                   2,069,426                1,883,088
INCOME TAXES                                                                    703,931                  670,000
                                                                            -----------              -----------
NET INCOME                                                                    1,365,495                1,213,088




                                                                     (Continued)


POCAHONTAS BANCORP, INC.

CONDENSED CONSOLIDATED STATEMENTS OF INCOME AND
  COMPREHENSIVE INCOME (UNAUDITED)
-------------------------------------------------------------------------------------------------------------------

                                                                                     Three Months Ended
                                                                                        December 31
                                                                                2003                     2002
OTHER COMPREHENSIVE INCOME (LOSS),
  NET OF TAX:
  Unrealized holding gain (loss) on securities arising
    during the period                                                       $  (688,160)             $   204,669

  Reclassification adjustment for (gains) / losses
    included in net income                                                  $     8,529              $    (3,627)
                                                                            -----------              -----------

              Other comprehensive income (loss)                             $  (679,631)             $   201,042
                                                                            -----------              -----------

COMPREHENSIVE INCOME                                                        $   685,864              $ 1,414,130
                                                                            ===========              ===========
EARNINGS PER SHARE:
  Basic earnings per share                                                  $      0.30              $      0.28
                                                                            ===========              ===========

  Diluted earnings per share                                                $      0.30              $      0.28
                                                                            ===========              ===========

                                                                     (concluded)